Exhibit 21

Subsidiaries of the Registrant

Name                    Percent Ownership            State of Incorporation

Investors Bank                    100%            New Jersey

Marathon Statutory Trust II                100%            Delaware

Investors Financial Services, Inc.                100%            New Jersey *

ISB Mortgage Co., LLC                100%            New Jersey *

My Way Development LLC                100%            New Jersey *

Investors Financial Group, Inc.                100%            New Jersey *

American Savings Investment Corp.            100%            New Jersey *

Investors Commercial, Inc.                100%            New Jersey *

Investors Real Estate Corporation            100%            New Jersey *

3D Holding Company, Inc.                100%            New York *

Roma Capital Investment Corp.                100%            New Jersey *

Roma Service Corporation                100%            New Jersey *

84 Hopewell, LLC                    50%            New Jersey *****

B.F.S. Agency, Inc.                    100%            New York **

MNBNY Holdings Inc.                100%            New York ***

Marathon Realty Investors Inc.                100%            New York ****
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*    Subsidiary of Investors Bank
**    Subsidiary of Investors Financial Group, Inc.
***    Subsidiary of Investors Commercial, Inc.
****    Subsidiary of MNBNY Holdings Inc.
*****    Subsidiary of Roma Service Corporation